UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

February 8, 2013 (February 7, 2013)

Date of Report (Date of earliest event reported)

SYCAMORE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27273	04-3410558
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

220 Mill Road

Chelmsford, MA 01824

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (978) 250-2900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events

On February 7, 2013, the Board of Directors (the “Board”) of Sycamore Networks, Inc. (the “Company”) approved a special cash distribution of $1.81 per share of common stock, par value $0.001 per share (the “Common Stock”). Each stockholder of record on February 18, 2013 will be entitled to receive $1.81 in cash for each share of Common Stock held by such stockholder. The cash distribution will be paid on February 28, 2013. In accordance with NASDAQ Rule 11140(b), the ex-dividend date will be March 1, 2013, the first business day following the payment date for the cash distribution.

As previously disclosed, the Board has not to date made a determination to proceed to file a certificate of dissolution. Further information regarding the liquidation and dissolution of the Company and the amount and timing of any additional distributions to stockholders will be provided in subsequent press releases or filings with the Securities and Exchange Commission as such information becomes available.

Item 9.01: Financial Statements and Exhibits

99.1	Press Release issued by Sycamore Networks, Inc. dated February 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sycamore Networks, Inc.

By:	/s/ Paul F. Brauneis
Paul F. Brauneis
Chief Financial Officer, Vice President, Finance and Administration, and Treasurer (Duly Authorized Officer and Principal Financial and Accounting Officer)

Dated: February 8, 2013